EXHIBIT 10.1

NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into and, except as provided in Sections 2(a) and (c) hereof, effective as of July 11, 2005, by and among THE ROWE COMPANIES, a Nevada corporation, ROWE DIVERSIFIED, INC., a Delaware corporation, ROWE FURNITURE WOOD PRODUCTS, INC., a California corporation, ROWE PROPERTIES, INC., a California corporation, STOREHOUSE, INC., a Georgia corporation, and ROWE FURNITURE, INC., a Virginia corporation (hereinafter referred to collectively as “Borrowers” and individually as a “Borrower”), the various financial institutions (collectively, “Lenders”) named in the Loan Agreement (as defined below), and FLEET CAPITAL CORPORATION, a Rhode Island corporation, in its capacity as collateral and administrative agent for itself and Lenders (together with its successors in such capacity, “Agent”).

Recitals:

Agent, Lenders and Borrowers are parties to that certain Loan and Security Agreement dated May 15, 2002, as amended by that certain letter amendment dated as of June 17, 2002, that certain Second Amendment to Loan and Security Agreement dated October 10, 2002, that certain Third Amendment to Loan and Security Agreement dated February 28, 2003, that certain Fourth Amendment to Loan and Security Agreement dated April 3, 2003, that certain Fifth Amendment to Loan and Security Agreement dated November 30, 2003, that certain Sixth Amendment to Loan and Security Agreement dated September 23, 2004, that certain Seventh Amendment to Loan and Security Agreement made, entered into and, except as provided in Sections 2(c) and 2(e) thereof, effective as of February 24, 2005, and that certain letter agreement dated April 14, 2005 (as so amended, the “Loan Agreement”), pursuant to which Lenders have made certain revolving credit and term loans and other financial accommodations to Borrowers.

The parties desire to amend the Loan Agreement as hereinafter set forth.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a) Effective as of December 1, 2002, by deleting Section 9.2.9 of the Loan Agreement and by substituting in lieu thereof the following:

9.2.9. Capital Expenditures: Make Capital Expenditures (including expenditures by way of capitalized leases but excluding (i) the effect of any SunTrust Lease Adjustment and (ii) amounts expensed to repair or restore damaged or destroyed Equipment or Real Estate, to the extent of insurance or condemnation proceeds received for application (and actually applied for such purpose pursuant to Section 7.1.2(ii) hereof)) which in the aggregate, as to all Borrowers and their Subsidiaries, exceed $4,300,000 during Borrowers’ 2002 Fiscal Year, $5,000,000 during Borrowers’ 2003 Fiscal Year, $9,000,000 during Borrowers’ 2004 Fiscal Year, $2,600,000 during Borrowers’ Fiscal Quarter ending on or about February 27, 2005, $5,000,000 during Borrowers’ two Fiscal Quarters ending on or about May 31, 2005, $7,500,000 during Borrowers’ three Fiscal Quarters ending on or about August 31, 2005, $8,800,000 during Borrowers’ 2005 Fiscal Year or $7,000,000 during any Fiscal Year of Borrowers thereafter; provided, however, in no event shall Capital Expenditures that affect cash, as to all Borrowers and their Subsidiaries, exceed an aggregate amount of $3,800,000 during Borrowers’ two Fiscal Quarters ending on or about May 31, 2005, $4,800,000 during Borrowers’ three Fiscal Quarters ending on or about August 31, 2005 or $5,900,000 during Borrower’s 2005 Fiscal Year.

(b) By deleting Section 9.3.3 of the Loan Agreement and by substituting in lieu thereof the following:

9.3.3 Consolidated Leverage Ratio. Maintain a Consolidated Leverage Ratio of not more than the ratio set forth below for the period corresponding thereto:

Period	Ratio
The 4 Fiscal Quarters ending June 2, 2002	9.0 to 1.0

The 4 Fiscal Quarters ending September 1, 2002	8.5 to 1.0

The 4 Fiscal Quarters ending December 1, 2002	6.5 to 1.0

The 4 Fiscal Quarters ending March 2, 2003	5.5 to 1.0

The 4 Fiscal Quarters ending June 1, 2003	5.0 to 1.0

The 4 Fiscal Quarters ending August 31, 2003	4.5 to 1.0

The 4 Fiscal Quarters ending November 30, 2003	4.0 to 1.0

The 4 Fiscal Quarters ending on or about February 29, 2004	4.0 to 1.0

The 4 Fiscal Quarters ending on or about May 31, 2004	3.75 to 1.0

The 4 Fiscal Quarters ending on or about August 31, 2004	3.5 to 1.0

The 4 Fiscal Quarters ending on or about November 30, 2004	3.5 to 1.0

The 4 Fiscal Quarters ending on or about February 28, 2005	8.25 to 1.0

The 4 Fiscal Quarters ending on or about February 28, 2006 and ending on the last day of each Fiscal Quarter thereafter	3.5 to 1.0

(c) Effective as of December 31, 2004, by deleting Section 9.3.4 of the Loan Agreement and by substituting in lieu thereof the following:

9.3.4. Consolidated EBITDA. Achieve Consolidated EBITDA of not less than the amount set forth below for the period corresponding thereto:

Period	Consolidated EBITDA
4-month period ending March 31, 2005	$(3,800,000)

5-month period ending April 30, 2005	$(4,300,000)

6-month period ending May 31, 2005	$(4,300,000)

1-month period ending June 30, 2005	$200,000

2-month period ending July 31, 2005	$300,000

3-month period ending August 31, 2005	$500,000

4-month period ending September 30, 2005	$1,800,000

5-month period ending October 31, 2005	$2,700,000

6-month period ending November 30, 2005	$3,600,000

(d) By deleting the definition of “Inventory Formula Amount” in Appendix A to the Loan Agreement and by substituting in lieu thereof the following:

Inventory Formula Amount - on any date of determination thereof, an amount equal to the lesser of (i) the lesser of (a) $24,000,000 during the period commencing on May 27, 2005 and ending on July 31, 2005, $23,000,000 during the period commencing on August 1, 2005 and ending on August 31, 2005 and $22,000,000 at all other times or (b) 90% (or such lesser percentage as Agent may in its reasonable credit judgment determine from time to time) of the net liquidation value of Eligible Inventory (as determined from time to time based upon appraisals conducted by Ozer Valuation Services or such other independent appraisers acceptable to Agent) or (ii) the sum of (a) 16% (or such lesser percentage as Agent may in its reasonable credit judgment determine from time to time) of the Value of Eligible Inventory on such date consisting of raw materials plus (b) the lesser of (1) $2,000,000 or (2) 45% (or such lesser percentage as Agent may in its reasonable credit judgment determine from time to time) of the Value of Eligible Inventory on such date consisting of work-in-process plus (c) 71% (or such lesser percentage as Agent may in its reasonable credit judgment determine from time to time) of the Value of Eligible Inventory on such date consisting of retail and manufactured finished goods.

3. Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Loan Documents.

4. Acknowledgments and Stipulations. Each Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower); the security interests and liens granted by such Borrower in favor of Agent are duly perfected, first priority security interests and liens (except as otherwise explicitly provided in the Loan Agreement); and on and as of July 8, 2005, the unpaid principal amount of the Revolver Loans totaled $23,269,912.98 and the unpaid principal amount of the Term Loan totaled $2,000,000.00.

5. Representations and Warranties. Each Borrower represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this Amendment, that, except for the Designated Defaults referenced in Section 3 above, no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; and all of the representations and warranties made by such Borrower in the Loan Agreement are true and correct on and as of the date hereof.

6. Reference to Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

7. Breach of Amendment. This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

8. Amendment Fee; Expenses of Agent and Lenders. In consideration of Agent’s and Lenders’ willingness to enter into this Amendment, Borrowers jointly and severally agree to pay to Agent, for the Pro Rata benefit of Lenders, an amendment fee in an amount equal to $21,875. Additionally, Borrowers jointly and severally agree to pay, on demand, all costs and expenses incurred by Agent and Lenders in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent’s and Lenders’ legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

9. Effectiveness; Governing Law. This Amendment shall be effective upon acceptance by Agent and Lenders (notice of which acceptance each Borrower hereby waives), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.

10. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11. No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

12. Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

13. Further Assurances. Each Borrower agrees to take such further actions as Agent or Lenders shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

14. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

15. Waiver of Jury Trial. To the fullest extent permitted by Applicable Law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

[Signatures commence on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

THE ROWE COMPANIES
ATTEST:	(“Borrower”)

/s/ Garry W. Angle	By:	/s/ Gerald M. Birnbach
Garry W. Angle, Assistant Secretary		Gerald M. Birnbach,
[CORPORATE SEAL]		Chairman of the Board and President

ROWE DIVERSIFIED, INC.
ATTEST:	(“Borrower”)

/s/ Deborah C. Jacks	By:	/s/ Gerald M. Birnbach
Debbie Jacks, Secretary		Gerald M. Birnbach,
[CORPORATE SEAL]		Chairman of the Board and President

ROWE FURNITURE WOOD PRODUCTS, INC.
ATTEST:	(“Borrower”)

/s/ Garry W. Angle	By:	/s/ Gerald M. Birnbach
Garry W. Angle, Assistant Secretary		Gerald M. Birnbach,
[CORPORATE SEAL]		Chairman of the Board and President

ROWE PROPERTIES, INC.
ATTEST:	(“Borrower”)

/s/ Garry W. Angle	By:	/s/ Gerald M. Birnbach
Garry W. Angle, Assistant Secretary		Gerald M. Birnbach,
[CORPORATE SEAL]		Chairman of the Board and President

[Signatures continued on following page]

STOREHOUSE, INC.
ATTEST:	(“Borrower”)

/s/ Garry W. Angle	By:	/s/ Gerald M. Birnbach
Garry W. Angle, Assistant Secretary		Gerald M. Birnbach,
[CORPORATE SEAL]		Chairman of the Board

ROWE FURNITURE, INC.
ATTEST:		(“Borrower”)

/s/ Garry W. Angle	By:	/s/ Gerald M. Birnbach
Garry W. Angle, Assistant Secretary		Gerald M. Birnbach,
[CORPORATE SEAL]		Chairman of the Board

LENDERS:

FLEET CAPITAL CORPORATION (“Lender”)

	By:	/s/ Douglas Cowan
	Title:	Vice President

THE CIT GROUP/COMMERCIAL SERVICES, INC.
(“Lender”)

	By:	/s/ Jeffrey Lew
	Title:	Vice President

AGENT:

FLEET CAPITAL CORPORATION, as Agent
(“Agent”)

	By:	/s/ Douglas Cowan
	Title:	Vice President